EXHIBIT 99.1

Gateway Financial Holdings, Inc. Declares Cash Dividend

VIRGINIA BEACH, Va., Nov. 12, 2008 (GLOBE NEWSWIRE) -- Gateway Financial Holdings, Inc. (Nasdaq:GBTS), the holding company for Gateway Bank & Trust Co., announced that its board of directors declared a third quarter cash dividend of $0.06 per common share.

The dividend is payable on December 5, 2008 to shareholders of record at the close of business on November 21, 2008.

Under the terms of the recently announced merger agreement with Hampton Roads Bankshares (Nasdaq:HMPR), Gateway was not able to make a 2008 third quarter dividend payment without the approval of Hampton Roads Bankshares. However, the board of directors of Hampton Roads Bankshares has consented to payment of the Q3 dividend by Gateway to its shareholders.

D. Ben Berry, Chairman and CEO of Gateway Financial commented: "We are pleased to bring this cash dividend for the third quarter to our shareholders in these difficult financial times. We are pleased that Hampton Roads Bankshares feels the same way."

Jack Gibson, Vice Chairman, President and CEO of Hampton Roads Bankshares stated, "We are hoping to have our combination with Gateway completed by year end and are working hard in that direction. Gateway shareholders will, then, benefit from the dividend history of Hampton Roads Bankshares. We are pleased, therefore, to allow this payment to be made to Gateway's shareholders who soon will be shareholders of the combined institution."

About Gateway Financial Holdings, Inc.

Gateway Financial Holdings, Inc. (the "Corporation") is the parent company of Gateway Bank & Trust Co., a regional community bank with a total of thirty-seven full-service financial centers -- twenty-one in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Emporia (2), Suffolk, Norfolk, and Charlottesville; and sixteen in North Carolina: Chapel Hill, Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, Wake Forest and Wilmington. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary, and title insurance services through its Gateway Title Agency, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Select Market under the symbol GBTS. For further information, visit the Corporation's web site at http://www.gwfh.com.

The Gateway Financial Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5269

Additional Information about Gateway Financial Holdings and Hampton Roads Bankshares

On September 24, 2008, Hampton Roads Bankshares, Inc. ("Hampton Roads Bankshares") and Gateway Financial Holdings, Inc. jointly announced that the board of directors of each company approved the execution of, and the parties have executed, a definitive agreement in which Gateway Financial Holdings will merge with and into Hampton Roads Bankshares. On November 3, 2008, Hampton Roads Bankshares filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 to register the shares of its common stock to be issued to the shareholders of Gateway Financial Holdings in connection with the proposed transaction as well as shares of newly designated preferred stock to be issued to the holders of Gateway Financial Holdings preferred stock in connection with the proposed transaction. The registration statement includes a joint proxy statement/prospectus that will be sent to the shareholders of Gateway Financial Holdings seeking their approval of the proposed merger. The joint proxy statement/prospectus contains important information about Hampton Roads Bankshares, Gateway Financial Holdings, and the merger and about the persons soliciting proxies from shareholders of both Hampton Roads Bankshares and Gateway Financial Holdings in the merger, including the companies' respective officers and directors, and their interests in the merger, such as their stock ownership in Hampton Roads Bankshares and Gateway Financial Holdings.

Additional information about Gateway Financial Holdings' directors and executive officers is included in Gateway Financial Holdings' Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission and is available on Gateway Financial Holdings' website at www.gwfh.com and at Gateway Financial Holdings' address provided below.

Hampton Roads Bankshares and Gateway Financial Holdings urge the shareholders of both companies and other investors to read the registration statement on Form S-4 and the joint proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Hampton Roads Bankshares, Gateway Financial Holdings, and the proposed transaction.

Shareholders and investors may obtain free copies of the joint proxy statement/prospectus and other documents related to the merger, once they are filed with the SEC, through the SEC's website at www.sec.gov. Free copies of the joint proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

    Hampton Roads Bankshares, Inc.      Gateway Financial Holdings
    999 Waterside Drive, Suite 200      1580 Laskin Road
    Norfolk, VA  23510                  Virginia Beach, Virginia 23451
    Attention: Jack W. Gibson           Attention: D. Ben Berry
    Telephone: (757) 217-1000           Telephone: (757) 422-4055

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements relating to the timing and successful closing on the merger as well as future services to be offered by, and the financial condition and performance of, the combined companies. Although Hampton Roads Bankshares and Gateway Financial Holdings, Inc., each believe that their respective expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of their business and operations, there can be no assurance that actual results, performance or achievements of either or both Hampton Roads Bankshares and Gateway Financial Holdings, Inc. will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including an inability of the companies to complete the merger or a failure of the combined companies to achieve the operations and results expected after the merger. For an explanation of additional risks and uncertainties associated with forward-looking statements, please refer to the respective Annual Reports as filed by each of Hampton Roads Bankshares and Gateway Financial Holdings, Inc. on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the SEC. Neither Hampton Roads Bankshares nor Gateway Financial Holdings, Inc., undertake any obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Gateway Financial Holdings, Inc.
          D. Ben Berry, Chairman, President and CEO
          Ted Salter, Senior EVP and CFO
          (757) 422-8004

          Cameron Associates
          Paul G. Henning
          (212) 554 5462
          phenning@cameronassoc.com